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                                                                    EXHIBIT 99.3

                             ORCHARD PARK APARTMENTS
                              49 ORCHARD PARK DRIVE
                        GREENVILLE, SOUTH CAROLINA 29615
                                 (864) 288-6903




                               PHYSICAL INSPECTION



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                             ORCHARD PARK APARTMENTS

                           Property was built in 1983
                         Date of Major Renovations: N/A
                              Number of Units: 172
       Number of Buildings: 21 apartment buildings with 2 independent free standing building
                          (Office and maintenance shop)







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ROOFS

The type roofing on this property consists of 220#, 3-tab composition shingles on a gable roof structure. The gable roof structure appears to be at a 4/12 pitch. The overall condition of the roofing is poor, since most of the building roofs are original to property. Roofing is beginning to show evidence of curling and deterioration. Several buildings have roofs that are beginning to sag, which is a sign of delaminated and deteriorated decking. All roofs on property will need to be addressed to alleviate current condition. Approximately 50% of the roofs will require some decking replacement due to delamination and deterioration. Attached budget addresses replacement of original roofs throughout property. Budget also addresses replacement of decking as needed.

GUTTERS and DOWNSPOUTS

This property is not equipped with any type of gutter system. Gutters and downspouts will need to be installed throughout property to prevent washout and water damage to buildings. Budget addresses installation of gutters and downspouts on all buildings throughout property.

HVAC

The heating for the individual units on this property is obtained through an electric heat strip system. The cooling is a split system with 1 1/2 ton units for the one and two bedroom units. All condensing units are located on concrete pads next to the buildings. The interior air handler units are located in a utility closet in the individual units. Interior air handler units appear to be in fair condition. There are outside disconnects on all A/C units. Approximately 75% of the HVAC units are brand name "Carrier" with the remaining 25% consisting of miscellaneous brand names. Majority of the A/C units are original to property and will require attention in the next 3-5 years due to age and wear. Property management advised that 5 units were replaced this year due to age and general deterioration. Budget addresses general repairs as needed.

PLUMBING

Main exterior, cold water lines are PVC pipe as per maintenance supervisor. Main cold water lines are buried and not insulated. All of the buildings on property have exterior cold water gate shut-offs. The domestic water supply in each unit is obtained by copper pipe. The DWV system is all PVC plastic pipe. There is an average of two hose bibs per building for an approximate total of forty-six throughout the property. Each unit is equipped with one 1/3 H.P. garbage disposal. Majority of the garbage disposals are brand name "Whirlaway" and appear to be in average condition with no serious problems reported by management. All individual units throughout property contain washer/dryer connections. Overall condition of the plumbing system appeared to be adequate with no major deficiencies reported by property management at time of inspection. Budget addresses general plumbing repair and maintenance.





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HOT WATER

Hot water on this property is obtained through electric 40-gallon "low-boy" hot water heaters. The hot water heaters are located in the utility closet of each unit. Property manager stated that approximately fifteen units were replaced this year. Most of the hot water heaters are brand name "Rheem". The "Rheem" water heaters are original to property and should have an approximate life of 3-5 years depending upon maintenance and usage. There were no problems reported with hot water system at time of inspection and hot water heaters appeared to be functioning adequately. Budget allows for routine maintenance and repair as needed throughout property.

ELECTRICAL

All apartment units are individual metered for electricity. Exterior wiring from transformer to meters is aluminum. Exterior wiring from meter to interior breaker panels is aluminum. Interior wiring from breaker panel to plugs is copper for all individual units. Interior electrical supply is from a 125 AMP GE breaker panel. There are GFI outlets located in all individual units on property.

No problems were reported with the interior electrical systems and equipment, and there were no major deficiencies in the exterior electrical systems noted on inspection. There are 7 transformers on this property, which appear to be in average condition, with no leaks visible. Budget addresses general repair and service as needed.





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                                EXTERIOR SURFACES

SIDING

The buildings on this property are standard wood framing with (30%) brick veneer and (70%) wood type siding. The brick veneer siding is in average condition with no evidence on severe cracks on surface. The wood siding has rotten and delaminated wood throughout and will require extensive repairs. The fascia and soffits throughout property consist of painted wood. The fascia and soffits throughout property are showing signs of rot and delamination and will require major repairs at this time. The wood exterior on all chimneys is also showing evidence of wood deterioration and will need to be addressed at this time. Overall condition of exterior wood surfaces is poor and extensive wood replacement and painting will be needed to alleviate current condition. Attached budget addresses wood replacement and painting as needed throughout property.

STAIRWELLS

The exterior stairwells located on this property consist of wood stringers, treads and railing. All stairwells appear to be in only fair condition and will need to be addressed with wood replacement and paint. The exterior stairwells on property are showing signs of wood delamination and rot as well as paint deterioration. The stairwell landings consist of wood slate decking and wood railing. The stairwell landings on property also exhibit a general condition of deterioration. The wood in the stairwell landings is beginning to buckle, delaminate and rot in numerous areas. The overall condition of the paint on stairwells and landings is below average with evidence of chipping and flaking throughout property. Budget addresses wood replacement, repair and painting of stairwells and landings as needed throughout property.

BALCONIES

The second story balconies on this property consist of wood slate decking with wood railing enclosures. First floor patios are concrete slab on grade with wood fence enclosures on the buildings. Several balconies are beginning to exhibit areas of wood deterioration related to rot, buckling and delamination. The wood fencing around numerous patios is also in a general condition of deterioration due to age and decay. Repairs in the form of wood replacement and painting should address current condition. Budget addresses wood replacement, repair and painting as needed after repairs.

FOUNDATIONS

All of the foundations for the buildings on this property consist of a grid style monolithic concrete slab with integral grade beams. There was no obvious foundation problems observed and no major deficiencies reported on this property at the time of inspection. However, a structural engineering report would be advised at this time to be positive there is no hidden damage, as not all foundation failures are visible from the building exterior.


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CONCRETE SIDEWALKS

The concrete sidewalks on this property have a few elevation changes, which are trip hazards. Repairs, in the form of grinding the sidewalks and removing and replacing certain sections of concrete should address most problems related to the sidewalks. Budget addresses repairs to concrete sidewalks as needed.

DRIVES AND PARKING LOTS

The drives and parking lots on this property consist of asphalt. There are numerous areas throughout the property that will require repairs in the form of cutting out and replacing asphalt due to cracks and holes in surface. Drives and parking lots appear to be in below average condition and will require 2" asphalt overlay at this time to improve current condition. Drive and parking lot surface will need to be resealed and restriped after repairs and asphalt overlay. Attached budget allows for 2" asphalt overlay of drives and parking lots.

WINDOWS

The windows on this property are double paned, aluminum-framed windows. The windows are original to property and are beginning to show signs of wear around the seals. A few windows are fogging due to seal deterioration and will need to be addressed. Overall condition of the windows on this property is fair and will require some replacement due to age and deterioration. Attached budget addresses replacement and general repairs as needed.

EXTERIOR LIGHTING

The exterior lighting on this property is comprised of a few fixture types and styles. There are approximately ten exterior lights throughout the property that are maintained by the property management. All exterior light fixtures are incandescent and will require conversion to fluorescent to reduce overall maintenance and electricity cost. There are fifteen pole lights located throughout the property in miscellaneous areas. Security lighting appears to be insufficient and property management advised that there are several areas on property that will need to be addressed with security lighting. A lighting survey is recommended in the interest of safety and avoiding liability problems. Attached budget addresses augmentation of security lighting and general service as needed.

LANDSCAPING AND IRRIGATION

The landscaping on this property is in only fair condition. Property does have a limited sprinkler system located around the front entrance area. The sprinkler system is need of repairs due to broken pipes and sprinkler heads. Numerous areas around property are in need of attention due to dry and bare condition. There are several scrubs and landscaping areas that are dying and will need to be addressed. Numerous trees will have to be trimmed away from buildings to prevent problems in the future. Five trees on property are dying and will have to be removed due to safety issues. Extensive landscaping in the form of flower, scrub and sod installation will be needed to alleviate current condition of landscaping. Budget allows for tree trimming and removal. The budget also addresses flower, scrub and sod installation as needed.



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DRAINAGE

On the date of inspection there were no areas with standing water on the property. However, there are a few areas where grading away from buildings and sidewalks will have to be addressed. There also is a few areas in the rear of property where washout problems will need to be addressed. Majority of these problems should be solved with fill dirt, proper grading and landscaping without the need for the installation of additional drains or drain tile ("French drain"). Drainage away from the foundations appears to be fair. Budget addresses installation of fill dirt and proper grading along building foundations and sidewalks.

TERMITES

On the day of our inspection there was no evidence of termites or prior termite activity noted. Manager advised that there has been no recent termite activity. The property has an annual contract with a pest extermination service (Action Pest Control) which keeps any termite activity to a minimum.

FENCING

This is not a limited access community. There is no perimeter fencing on any side of the property. A public roadway, neighboring property and woods surround property on the perimeter.

PARKING

There are a total of 300 parking spaces on this property, of which none are covered parking. There is one space on property permanently reserved for the handicapped. There appears to be insufficient ADA access to the walkways and buildings from the parking lot. Striping in parking lots is beginning to fade and will need to be addressed after asphalt overlay of drives and parking lot is performed. Attached budget allows for augmentation of ADA access and resealing and restriping of the parking lot areas after asphalt overlay.

LIFE SUPPORT SYSTEMS

The one and two bedroom units are equipped with one battery-operated smoke detector. No exterior fire alarms were noted at any (each) building. There is currently one fire extinguisher located in all individual units throughout the property. Attached budget allows for general service and repair as needed.

There are two fire hydrants located on the property and one fire hydrant on the public roadway by the property, which could be used for an emergency.


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                                    AMENITIES

SWIMMING POOL

There is one swimming pool on this property located by the office. The decking for the pool consists of concrete with an epoxy aggregate no-skid surface and appears to be in average condition at this time. The pool's coping and "tile-work" appears to be in only fair condition and will require repairs due to cracking, chipping and deteriorated condition. The plaster lining of the pool is showing evidence of wear and deterioration and will require attention at this time. The pool lining has chips and cracks and will need to be resurfaced. Pool pumps and filter equipment appeared to be functioning normally at time of inspection and should require only routine maintenance and service. The pool fence consists of wood and is in need of repairs due to deteriorated condition of wood slates. Attached budget addresses resurfacing the pool lining and repairing coping and "tile-work". Budget also includes repairs to wood fence.

HOT TUB

There is one gas-fired hot tub located on this property by the pool. The hot tub has tile lining that appears to be in average condition. Property management advised that the heat exchange unit on pool is causing problems at this time and will need to be replaced. Attached budget addresses repair of hot tub.

TENNIS COURT

There are two tennis courts on this property located by the pool. The tennis court appears to be in only average condition with no obvious evidence of cracking and chipping on surface. The tennis court striping is beginning to fade and will require attention at this time. Attached budget addresses restriping of tennis court surface.

RACQUET BALL COURT

There is no racquet ball court on this property.

WEIGHT ROOM

There is no weight room on this property.

PLAYGROUND

There are no playgrounds located on this property.




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SAND VOLLEYBALL

There is no sand volleyball court located on this property.

LAUNDRY ROOM

There is one laundry room on this property located by the office. The laundry room appears to be in average condition and has coin-operated equipment owned and operated by a vendor (Mackie). The laundry room has eight washers and eight gas fired dryers.









This report is the opinion of the author. It is based principally on observations of the exterior of the building(s). No physical testing has been done. Concealed defects, if any, have not been analyzed. The author is not making any statements on the structural worthiness or integrity of the building(s); rather the author is merely expressing a general opinion on the type of repairs that may be needed based on generalized observations. No warranty, guarantee, or certification is given by this report. The attached pictures are representations of the property and should be independently evaluated by the recipient.




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ORCHARD PARK
49 ORCHARD PARK DRIVE

                                 EXTERIOR BUDGET:

ROOFING                       Replace roofs & decking                 $167,500.00

GUTTERS & DOWNSPOUTS          Add on all Buildings                    $119,600.00

HVAC                          General Repairs                         $  1,125.00

PLUMBING                      General repairs                         $  1,220.00

HOT WATER                     General Repairs                         $  1,250.00

ELECTRICAL                    General repairs                         $  1,650.00

SIDING/TRIM/FACIA/SOFFITS     Major repairs                           $150,000.00

EXTERIOR PAINT                Paint entire exterior                   $ 68,800.00

STAIRWELLS                    Replace treads & repairs & paint        $ 43,000.00

BALCONIES                     Complete Paint & repair                 $ 23,250.00

FOUNDATIONS                   Good                                    $      0.00

SIDEWALKS                     Replacement and repair                  $  6,890.00

DRIVES & PARKING LOT          2" overlay & cut outs                   $ 80,000.00

WINDOWS                       Replace fogged units                    $  4,500.00

EXTERIOR LIGHTING             Add Security lights                     $  2,500.00

LANDSCAPE & IRRIGATION        Replace scrubs, trees and sod           $150,000.00

DRAINAGE                      General Fill & grade                    $  2,100.00

TERMITES                      No recent activity - annual contract    $      0.00

PARKING                       Restripe after repairs                  $ 15,000.00

LIFE SUPPORT SYSTEMS          Good                                    $      0.00

POOL                          Repair deck, fence, & liner             $ 18,300.00

HOT TUB                       Replace Heat Exchanger                  $  1,800.00

FENCE                         N/A                                     $      0.00

LAUNDRY ROOM                  Good                                    $      0.00

TENNIS COURT                  Seal & Stripe                           $  1,685.00
--------------------------------------------------------------------------------
Total Budget:                                                         $860,170.00
                                                                      ===========


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ORCHARD PARK
49 Orchard Park Drive

                                   INVENTORY

MANAGER'S OFFICE

1)  1    Large Wooden desk
2)  1    Credenza
3)  1    Black leather executive chair
4)  1    Table top desk lamp
5)  2    Pictures
6)  1    Master key box
7)  1    Polaroid 600 camera
8)  2    Upholstered Parson's chairs
9)  1    Lucent Telephone

COMPUTER ROOM

10)  1    Large Wooden "Roll-top" Computer desk
11)  2    Wooden 2-drawer filing cabinets
12)  1    Ficus tree
13)  2    Pictures
14)  1    Brother ML 500 memory typewriter
15)  1    Toshiba TF 421 fax machine
16)  1    Digiview monitor
17)  1    Hewlett Packard 6L laser jet printer
18)  1    Mitac disk drive/processor
19)  2    Mli 691H speakers
20)  1    Practical Peripherals Modem
21)  1    Artificial ivy floral arrangement
22)  1    GE 2-line cordless telephone

ASSISTANT'S OFFICE

23)  1    Wooden Secretarial desk
24)  1    Black leather executive chair
25)  1    Large wooden book case
26)  1    Upholstered bench
27)  3    Pictures
28)  1    Mirror
29)  1    Ficus tree
30)  1    Artificial ivy floral arrangement
31)  1    Lucent Telephone

CLUBHOUSE

32)  4    Ficus Trees
33)  4    Artificial floral arrangements
34)  2    Large clay planters (at entrance)

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MAINTENANCE SHOP

35)  1    Fire Cabinet
36)  1    Thermoflo HVAC recovery system
37)  1    HVAC vacuum pump
38)  1    Air tank
39)  1    Key machine
40)  1    Black'n Decker skill saw
41)  1    Makita drill
42)  1    Small torch
43)  1    Shop vac
44)  1    6 ft wood ladder
45)  2    Shovels
46)  2    Extension cords
47)  2    Small space heaters
48)  2    Rakes
49)  1    T square
50)  1    Metal desk
51)  1    Desk chair

POOL PUMP/SPA ROOM

52)  2    Pool pumps
53)  2    Sand filters
54)  2    Chlorine feeders
55)  1    Vacuum hose
56)  2    Vacuum wheel bases
57)  1    Brush
58)  1    Net
59)  1    Gas spa heater (inoperable)
60)  2    Poles
61)  1    Shepard's hook pole

POOL AREA

62)  2    Umbrella's
63)  3    Round tables
64)  8    Chairs
65)  19   Chaise lounges
66)  1    Volleyball net
67)  1    Life ring
68)  1    Trash can

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MODELL

69)  3    Picture Frames
70)  1    Large "floor-standing" plant
71)  10   Misc master vanity accessories
72)  4    Hand towels
73)  1    Bath mat
74)  4    Placemats
75)  4    Napkins/rings
76)  2    Pitchers
77)  1    Pasta strainer
78)  1    Porcelain box
79)  1    Cutting board
80)  3    Bottles wine/champagne
81)  1    Wine holder
82)  1    Cart w/tea service
83)  3    Artificial floral arrangements
84)  1    Brass planters
85)  13   Decorative Books
86)  1    Pair brass bookends
87)  1    Glass apple
88)  1    Copper planter
89)  1    Large plant w/planter
90)  1    Decorative vase
91)  7    Hand towels
92)  1    Small mirror
93)  1    Sheet set
94)  3    Bath accessories
95)  1    Brass candlestick
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SIGN AT ENTRANCE
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CONSTRUCTION TYPE
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ROOF
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NO GUTTER
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A/C UNITS AND SHUTOFFS
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PLUMBING AND DISPOSAL
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WATER HEATER AND A/C RETURN
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PANEL BOX AND WIRES
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TYPES OF SIDING
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FACIA WOOD AND ROOF
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STAIRWELL
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BALCONIES
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BALCONY
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TRANSFORMER AND PARKING LOT
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SECURITY LIGHT
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SECURITY LIGHT
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LANDSCAPING
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PARKING LOT
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STRIPING
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FIRE HYDRANT
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POOL AREA
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POOL FENCE
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TENNIS COURT
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SHOP AREA
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LAUNDRY ROOM
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SITE PLAN
ORCHARD PARK



                                   [DIAGRAM]